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                                    EXHIBIT 5

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                                [WCSR Letterhead]


                                 January 9, 2002

Pilot Therapeutics Holdings, Inc.
101 North Chestnut Street
Winston-Salem, North Carolina  27101

         Re: Pilot Therapeutics Holdings, Inc. Stock Option Plan (formerly the Pilot Therapeutics, Inc. 1998 Stock Option Plan and the Interallied Group, Inc. Stock Option Plan)

Ladies and Gentlemen:

                  We have served as counsel for Pilot Therapeutics Holdings, Inc. (formerly, Interallied Group, Inc.) (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of 1,465,620 shares of its common stock, $.001 par value (the "Shares"), which are proposed to be offered and sold pursuant to the Pilot Therapeutics Holdings, Inc. Stock Option Plan, as amended (formerly the Pilot Therapeutics, Inc. 1998 Stock Option Plan and the Interallied Group, Inc. Stock Option Plan) (the "Plan"). The Company is filing today a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the Shares. This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

                  We have reviewed the Company's certificate of incorporation and bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

                  In connection with such review, we have assumed with your permission (1) the genuineness of all signatures and the legal competence of all signatories; (2) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (3) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

                  Based on and subject to the foregoing and the qualifications and limitations set forth below, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  This opinion letter is delivered solely for your benefit in connection with the Registration Statement and the transactions provided for therein and may not be relied upon by any other person or for any other purpose without our prior written consent.

                  This opinion is limited to the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

                  We hereby consent to being named in the Registration Statement as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Womble Carlyle Sandridge & Rice, PLLC

                                Womble Carlyle Sandridge & Rice, PLLC

JJJ
GB